Exhibit 99.1

Monolithic Power Systems, Inc.	PRESS RELEASE For Immediate Release
983 University Avenue, Building A Los Gatos, CA 95032 USA
T: 408-357-6600, F: 408-357-6601 www.monolithicpower.com

Monolithic Power Systems, Inc. Announces Financial Results
for Third Fiscal Quarter of 2006

LOS GATOS, Calif. October 30, 2006—Monolithic Power Systems (MPS) (Nasdaq: MPWR), a leading fabless manufacturer of high-performance analog and mixed-signal semiconductors, today announced financial results for the quarter ended September 30, 2006, as follows:

•	Net revenues of $27.3 million, down 8% percent from the third quarter of 2005 and up 2% sequentially from $26.6 million in the second quarter of 2006

•	Gross margin of 65.6%, compared to 64.3% in the third quarter of 2005 and 63.0% in the second quarter of 2006

•	GAAP operating expenses of $18.5 million, including $9.9 million for research and development and selling, general and administrative, $2.8 million for patent litigation, $3.0 million for the one-time Micrel settlement, and $2.8 million for stock-based compensation

•	Non-GAAP(1) operating expenses of $9.9 million, excluding $2.8 million for stock-based compensation and $5.8 million in total litigation expenses

•	GAAP net loss of $1.9 million, or ($0.06) per basic share

•	Non-GAAP(1) net income of $3.8 million, or $0.12 per diluted share, excluding stock-based compensation, the one-time litigation settlement listed above and related tax effects

•	Cash, cash equivalents, current restricted cash and investments of $74 million, up from $64.5 million at the end of Q2, and compared with $60.3 million at September 30, 2005

Other Third Quarter Business Highlights

•	In Q3 MPS sampled the first 8 amp, 1.5 megahertz step-down converter based on our BCD Plus™ technology for graphics cards, flat panel TVs and laser printers. This is one of the first products from MPS’ new and exciting, high current, high voltage “MiniMonsters™” product family.

•	MPS’ Chengdu test operations hit full production, contributing to a record gross margin.

•	The company reached a settlement with Micrel Corporation, resulting in a one time charge, which enhances MPS’s process technology portfolio.

“While the overall analog market environment remained challenging in Q3, we are pleased to have exceeded our revenue targets, hit a record high gross margin, introduced our first high current, high speed MiniMonsters product and added almost $10 million to our cash balances,” said Michael Hsing, chief executive officer of MPS. “With the Micrel settlement behind us, our BCD Plus technology demonstrating excellent early results, and with more products to be introduced in the fourth quarter, we look forward to the significant opportunities ahead of us.”

Business Outlook

The following are MPS’ financial targets for the fourth quarter ending December 31, 2006:

•	Revenues in the range of $25 million to $27 million

•	Gross margin in the upper end of our target range of 58% to 63%

•	Research and development and selling, general and administrative expense between $13.2 million and $14.5 million. Non-GAAP Research and development and selling, general and administrative expense between $10.5 million and $11.5 million. These exclude an estimate of stock-based compensation expense in the range of $2.7 million to $3.0 million

•	Litigation expense in the range of $3.5 million to $4.0 million

(1) Non-GAAP net income and non-GAAP operating expenses differ from net income and operating expenses determined in accordance with GAAP (Generally Accepted Accounting Principles in the United States). Non-GAAP net income excludes the effect of stock-based compensation expense, one-time legal settlements and provision for litigation and related tax effects. Non-GAAP operating expenses for the third quarter ending September 30, 2006 exclude the effect of stock-based compensation expense and patent litigation. Projected non-GAAP research and development, selling, general and administrative expense excludes the effect of stock-based compensation expense. A schedule reconciling these amounts is included in this news release. MPS’ non-GAAP net income and non-GAAP operating expenses differ from GAAP net income and operating expenses in that the non-GAAP financial measures exclude stock-based compensation expense, one-time legal settlements and provision for litigation and related tax effect. Non-GAAP financial measures should not be considered as a substitute for, or superior to, measures of financial performance prepared in accordance with GAAP. MPS utilizes both GAAP and non-GAAP net income and operating expenses in assessing what it believes to be its core operating performance and to evaluate and manage its internal business and assist in making financial operating decisions. MPS believes that the inclusion of non-GAAP financial measures, together with GAAP measures, provides investors with an alternative presentation useful to investors’ understanding of MPS’ core operating results and trends. Additionally, MPS believes that the inclusion of non-GAAP measures, together with GAAP measures, provides investors with an additional dimension of comparability to similar companies. However, investors should be aware that non-GAAP financial measures utilized by other companies are not likely to be comparable in most cases to the non-GAAP financials measures used by MPS.

Conference Call

MPS plans to conduct a management teleconference covering its second quarter results at 2:00 p.m. PST / 5:00 p.m. EST today, October 30, 2006. The call will be webcast at http://www.monolithicpower.com/cmp_02_inv_rel.htm. In addition to the webcast replay, which will be archived for all investors for one year on the MPS website, a phone replay will be available for seven days after the live call at 617-801-6888, code number 13526332. This press release and any other information related to the call will also be posted on the website.

Safe Harbor Statement

This press release contains forward-looking statements regarding MPS’ planned product offerings, targeted net revenues, gross margin, GAAP and non-GAAP operating expenses, stock-based compensation expense and litigation expenses for the fiscal quarter ending December 31, 2006. These statements are not historical facts or guarantees of future performance or events, are based on current expectations, estimates, beliefs, assumptions, goals, and objectives, and involve known and unknown risks, uncertainties and other factors that may cause actual results to be materially different from the results expressed by these statements. Readers of this press release and listeners to the accompanying conference call are cautioned not to place undue reliance on any forward-looking statements. Factors that could cause actual results to differ include, but are not limited to, the risks, uncertainties and costs of litigation in which the company is involved; the outcome of any upcoming trials, hearings, motions, and appeals; any interruptions in MPS’ schedule of new product release development; adverse change in production and testing efficiency; adverse changes in government regulations in foreign countries where MPS has offices; acceptance of, or demand for, MPS’ products being lower than expected; the adverse impact on MPS’ financial performance if its tax and litigation provisions are inadequate; difficulty in predicting or budgeting for future expenses and financial contingencies; and other important risk factors identified in MPS’ SEC filings, including, but not limited to, its Annual Report on Form 10-K filed on March 28, 2006.

The forward-looking statements in this press release represent MPS’ targets, not predictions of actual performance. MPS assumes no obligation to update the information in this press release or in the accompanying conference call. Any statements by persons outside of MPS speculating on the progress of the quarter or other aspects of MPS’ business are not based on internal MPS information and should be assessed accordingly by investors.

About Monolithic Power Systems, Inc.

Monolithic Power Systems, Inc. (MPS) develops and markets proprietary, advanced analog and mixed-signal semiconductors. The company combines advanced process technology with its highly experienced analog designers to produce high-performance power management integrated circuits (ICs) for DC to DC converters, LED drivers, Cold Cathode Fluorescent Lamp (CCFL) backlight controllers, Class D audio amplifiers, and Linear ICs. MPS products are used extensively in computing and network communications products, LCD monitors and TVs, and a wide variety of consumer and portable electronics products. MPS partners with world-class manufacturing organizations to deliver top quality, ultra-compact, high-performance solutions through the most productive, cost-efficient channels. Founded in 1997 and headquartered in Los Gatos, California, the company has expanded its global presence with sales offices in Taiwan, China, Korea, Japan, and Europe, which operate under MPS International, Ltd.

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Monolithic Power Systems, MPS, and the MPS logo are registered trademarks of Monolithic Power Systems, Inc. in the U.S. and trademarked in certain other countries. BCD Plus and MiniMonsters are Trademarks of Monolithic Power Systems, Inc.

Contact:

Rick Neely

Chief Financial Officer

Monolithic Power Systems, Inc.

408-357-6777

investors@monolithicpower.com

CONSOLIDATED BALANCE SHEET

(in thousands, except per share data)

	September 30, 2006	December 31, 2005
ASSETS
Current assets:
Cash and cash equivalents	$30,479	$25,091
Short-term investments	39,650	38,814
Accounts receivable, net of allowances of $227 at 2006 and 2005	9,577	9,537
Inventories	7,385	6,165
Deferred income tax asset—current	3,516	3,671
Prepaid expenses and other current assets	1,094	1,501
Restricted assets—current	3,850	2,938

Total current assets	95,551	87,717

Property and equipment, net	11,247	6,238
Other assets—non-current	469	387
Restricted assets	6,387	6,433

Total assets	$113,654	$100,775

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$5,472	$6,583
Accrued compensation and related benefits	3,493	2,974
Accrued income tax payable	—	2,913
Accrued liabilities	11,618	9,797

Total current liabilities	20,583	22,267

Deferred rent	355	209
Other accrued liability	1,000	—
Deferred income tax liability	—	131

Total liabilities	21,938	22,607

Stockholders’ equity:
Common stock, $0.001 par value, $30 and $29 in 2006 and 2005, respectively; shares authorized: 150,000; shares issued and outstanding: 30,185 and 29,155 in 2006 and 2005, respectively	108,916	98,342
Deferred stock compensation	(801)	(4,544)
Notes receivable from stockholders	—	(398)
Accumulated other comprehensive income (loss)	(85)	(138)
Accumulated deficit	(16,314)	(15,094)

Total stockholders’ equity	91,716	78,168

Total liabilities and stockholders’ equity	$113,654	$100,775

CONSOLIDATED INCOME STATEMENT

(in thousands, except per share data)

	For the Three Months Ended September 30,		For the Nine Months Ended September 30,
	2006	2005	2006	2005
Revenue (1)	$27,255	$29,706	$78,619	$66,600
Cost of revenue (1)	9,382	10,593	28,588	24,307

Gross profit	17,873	19,113	50,031	42,293
Operating expenses:
Research and development (1)	5,897	4,045	16,391	10,980
Selling, general and administrative (1)	6,877	4,880	21,003	12,963
Patent litigation	5,765	(4,488)	12,650	17,382

Total operating expenses	18,539	4,437	50,044	41,325

(Loss) income from operations	(666)	14,676	(13)	968
Other income (expense):
Interest and other income	662	401	1,887	1,094
Interest and other expense	(71)	(74)	(251)	(160)

Total other income (expense), net	591	327	1,636	934

(Loss) income before income taxes	(75)	15,003	1,623	1,902
Income tax provision (benefit)	1,797	5,641	2,844	628

Net (loss) income	(1,872)	9,362	(1,221)	1,274

Basic (loss) income per common share	$(0.06)	$0.33	$(0.04)	$0.05

Diluted (loss) income per common share	$(0.06)	$0.31	$(0.04)	$0.04

Shares used in basic net income per common share	29,736	28,093	29,335	27,794
Dilutive effect of stock options and restricted stock	—	2,549	—	2,569

Shares used in diluted net income per common share	29,736	30,642	29,335	30,363

(1) Includes stock-based compensation charges as follows:
Contra revenue	—	(9)	—	(21)
Cost of revenue	121	130	408	390
Research and development	1,330	569	4,039	2,045
Selling, general and administrative	1,518	450	4,293	1,733

Total stock-based compensation	2,969	1,140	8,740	4,147

RECONCILIATION OF NET INCOME TO NON-GAAP NET INCOME
(in thousands, except per share amounts)

Net (loss) income	(1,872)	9,362	(1,221)	1,274

Adjustments to reconcile net income to non-GAAP net income
Stock-based compensation	2,969	1,140	8,740	4,147
One-time legal settlements and provision	3,000	(8,700)	4,500	3,300
Tax effect	(341)	2,929	(2,673)	(2,973)

Non-GAAP net income	3,756	4,731	9,346	5,748

Non-GAAP earnings per share excluding the effects of stock-based compensation and one-time legal settlements:

Basic	$0.13	$0.17	$0.32	$0.21

Diluted	$0.12	$0.15	$0.28	$0.19

Shares used in the calculation of non-GAAP earnings per share:
Basic	29,736	28,093	29,335	27,794
Diluted	32,296	30,642	33,164	30,363

RECONCILIATION OF OPERATING EXPENSES TO NON-GAAP OPERATING EXPENSES (in thousands, except per share amounts)

Total operating expenses	18,539	4,437	50,044	41,325

Adjustments to reconcile total operating expenses to non-GAAP total operating expenses
Stock-based compensation	(2,848)	(1,019)	(8,332)	(3,778)
Patent litigation	(5,765)	4,488	(12,650)	(17,382)

Non-GAAP total operating expenses	9,926	7,906	29,062	20,165

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